UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2014

(Exact name of registrant as specified in its charter)

Florida	001-34462	65-0925265
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One North Federal Highway, Boca Raton, Florida		33432
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (561) 362-3435

___________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1ST UNITED BANCORP, INC.

FORM 8-K

CURRENT REPORT

Introductory Note

This Current Report on Form 8-K is being filed in connection with the consummation on October 31, 2014 of the transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 7, 2014, by and between 1st United Bancorp, Inc. (the “Registrant”) and Valley National Bancorp, a New Jersey corporation (“Valley”). Pursuant to the Merger Agreement, on October 31, 2014 (the “Effective Time”), the Registrant merged with and into Valley (the “Merger”), with Valley as the surviving corporation in the Merger. Immediately following the consummation of the Merger, 1st United Bank, the Registrant’s wholly-owned bank subsidiary, merged (the “Bank Merger”) with and into Valley Bank, Valley’s wholly-owned bank subsidiary (“Valley Bank”), with Valley Bank as the surviving bank in the Bank Merger.

Pursuant to the Merger Agreement, holders of the Registrant’s common stock (including all unvested restricted stock awards) have a right to receive 0.89 shares (the “Exchange Ratio”) of common stock of Valley, no par value (the “Valley Common Stock”), for each share of the Registrant’s common stock held immediately prior to the Effective Time, with cash to be paid in lieu of fractional shares. At the Effective Time, except for certain out-of-the-money options that were cancelled, each outstanding option to purchase shares of the Registrant’s common stock, whether or not vested or exercisable, was converted into the right to receive a cash payment (“Option Payment”). The Option Payment equaled the product of (A) the number of shares of the Registrant’s common stock into which such stock options held were convertible and (B) the excess, if any, of (x) the average closing price of one share of Valley common stock for the 20 trading days immediately preceding the date which if five trading days prior to consummation of the Merger $8.44 multiplied by the Exchange Ratio less (y) the exercise price per share of the stock options.

The foregoing description of the Merger Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 8, 2014, and is incorporated herein by reference.

Item 2.01.      Completion of Acquisition or Disposition of Assets.

On October 31, 2014, the Registrant completed the Merger pursuant to the Merger Agreement. As a result of the Merger, the Registrant’s separate corporate existence ceased and Valley continued as the surviving corporation.

In accordance with the Merger Agreement, within five business days, Valley is obligated to send to former shareholders of the Registrant instructions to exchange their shares of the Registrant for shares of Valley.

The disclosure set forth in the Introductory Note and in Item 3.01 is incorporated herein by reference.

Item 3.01.      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, on October 31, 2014, the Registrant requested that The Nasdaq Stock Market LLC (“Nasdaq”) file a notification on Form 25 with the SEC to request the removal of the Registrant’s common stock from listing on Nasdaq and from registration under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). Valley, as the successor to the Registrant, intends to file with the SEC a certification on Form 15 on behalf of the Registrant requesting the suspension of the Registrant’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.      Material Modification to Rights of Security Holders.

The disclosure set forth in the Introductory Note and in Item 3.01 is incorporated herein by reference.

Item 5.01.      Changes in Control of Registrant.

The aggregate consideration paid in connection with the Merger consisted of approximately 30,719,914 shares of Valley Common Stock.

The disclosure set forth in the Introductory Note and in Item 3.01 is incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger, dated as of May 7, 2014, by and between the Registrant and Valley – incorporated herein by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K (filed 5/8/14).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1ST UNITED BANCORP, INC.

Date: November 3, 2014	By:	/s/ John Marino
John Marino,
President and Chief Financial Officer